Exhibit 3.9

CERTIFICATE OF FORMATION

OF

FUEL OUTDOOR HOLDINGS LLC

This Certificate of Formation of Fuel Outdoor Holdings LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-201, et. seq.).

FIRST. The name of the limited liability company formed hereby is Fuel Outdoor Holdings LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 22nd day of December, 2005.

By:	/s/ Christopher Valeri
Name:	Christopher Valeri
Title:	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:59 PM 12/22/2005 FILED 01:43 PM 12/22/2005 SRV 051053351 - 4080241 FILE

State of Delaware Secretary of State Division of Corporations Delivered 03:53 PM 05/29/2008 FILED 03:53 PM 05/29/2008 SRV 080621670 - 4080241 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Fuel Outdoor Holdings LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The registered agent shall be: The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801 in the county of New Castle.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of May                    , A.D. 2008.

By:	/s/ Ryan Kenigsberg
Authorized Person(s)

Name:	Ryan Kenigsberg
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State of Delaware Secretary of State Division of Corporations Delivered 09:19 AM 11/15/2012 FILED 09:19 AM 11/15/2012 SRV 121230553 - 4080241 FILE

CERTIFICATE OF MERGER

OF

NFTAK, LLC

WITH AND INTO

FUEL OUTDOOR HOLDINGS LLC

Under Section 18-209(c) of the

Delaware Limited Liability Company Act

Dated as of November 15, 2012

The undersigned limited liability company, formed and existing under the laws of the State of Delaware, does hereby certify:

FIRST: The name and jurisdiction of formation or organization of each of Fuel Outdoor Holdings LLC, a Delaware limited liability company (“Fuel”) and NFTAK, LLC, a Delaware limited liability company (“Merger Sub” and, together with Fuel, the “Merging Entities”) is as follows:

Name	Jurisdiction of Formation or Organization

Fuel Outdoor Holdings LLC	Delaware

NFTAK, LLC	Delaware

SECOND: The Agreement and Plan of Merger, dated as of November 15, 2012 (the “Merger Agreement”), by and among the Merging Entities, Van Wagner Communications, LLC, Fuel Outdoor Special Investors, Inc., acting in its capacity as the Equityholders’ Representative, the Equityholders of Fuel who are or hereafter become parties to the Merger Agreement, OZ Overseas Intermediate Fund, L.P., OZ Overseas Intermediate Fund II, L.P. and OZ Global Special Investments Intermediate Fund L.P., has been approved and executed by each of the Merging Entities.

THIRD: The name of the surviving domestic limited liability company is Fuel Outdoor Holdings LLC (the “Surviving Company”).

FOURTH: The merger of Merger Sub into the Surviving Company shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: The executed Merger Agreement is on file at the office of the Surviving Company, the address of which is 800 Third Avenue, New York, NY 10022.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Company, on request and without cost, to any member of any of the Merging Entities.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed as of the date first written above.

FUEL OUTDOOR HOLDINGS LLC

By:	/s/ Mark H. Johnston
Name: Mark H. Johnston
Title: President

[Signature Page for Certificate of Merger – Fuel Outdoor Holdings LLC]

State of Delaware Secretary of State Division of Corporations Delivered 05:12 PM 06/20/2013 FILED 05:09 PM 06/20/2013 SRV 130799595 - 4080241 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Fuel Outdoor Holdings LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 160 Greentree Drive, Suite 101 (street), in the City of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National Registered Agents, Inc.

By:	/s/ Steven S. Pretsfelder
Authorized Person

Name:	Steven S. Pretsfelder
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